Exhibit 4.3

COMMON STOCK WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER.

No. [ ]	Void After Expiration Date
(as defined below)

WARRANT

TO PURCHASE [            ] SHARES OF COMMON STOCK OF TCR2 THERAPEUTICS INC.

Dated: [    ] (the “Warrant Date”)

THIS WARRANT CERTIFIES THAT, for value received, [            ] (the “Holder”) is entitled to purchase from TCR2 Therapeutics Inc., a Delaware corporation (the “Company”), up to [            ] fully paid and nonassessable shares (the “Shares”) (as adjusted pursuant to Section 2 below) of Common Stock, $0.0001 par value (“Common Stock”), of the Company, at the price of $[            ] per share (the “Exercise Price”) (as adjusted pursuant to Section 2 below), subject to the provisions and upon the terms and conditions set forth below. This Warrant shall expire on [            ] (the “Expiration Date”).

1. Exercise and Payment.

(a) Exercise. This Warrant shall not be exercisable by Holder at any time except pursuant to Section 1(c). Subject to Section 1(c), on or after the date of this Warrant, the purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (together with a duly executed exercise notice (the “Notice of Exercise”) in the form attached hereto as Exhibit A) at the principal office of the Company, and by the payment to the Company, by wire transfer, of an amount equal to the aggregate Exercise Price of the Shares being purchased.

(b) Stock Certificates. In the event of the exercise of all or any portion of this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the Holder by the Company at its own expense (including the payment by the Company of any applicable issue taxes or governmental charges imposed in connection with the issuance or delivery of the Common Stock) within a reasonable time, which shall in no event be later than ten (10) days thereafter and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

(c) Vesting.

(i) This Warrant shall be immediately exercisable, regardless of whether the Shares are vested.

(ii) All of the Shares shall be deemed to be unvested as of the Warrant Date. Except as otherwise set forth herein, and subject to the determination of the Board of Directors of the Company in its sole discretion to accelerate the vesting schedule hereunder, the Shares shall vest in 36 equal monthly installments following [_____], until [_____], on which date, subject to the vesting conditions herein, all remaining Shares shall vest. Notwithstanding anything in the Warrant to the contrary, in the case of a Change of Control, the Warrant and the Shares shall be treated as provided in Section 3 herein.

(iii) To the extent this Warrant is only partially exercised, such exercise shall first be with respect to the Shares, if any, that have previously vested, and then with respect to the Shares that will next vest, with the Shares that vest at the latest date being exercised last.

(iv) In the event that the Holder exercises a portion of this Warrant with respect to Shares that have not vested, the Holder shall also deliver a Restricted Stock Agreement covering such unvested Shares in the form of Exhibit B hereto (the “Restricted Stock Agreement”) with the same vesting schedule for such Shares as set forth for such Shares herein.

2. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Adjustments for Subdivisions of Common Stock. If the number of shares of Common Stock outstanding at any time is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split up of stock, then concurrently with the effectiveness of such dividend, subdivision or split up, (i) the Exercise Price then in effect shall be proportionately decreased and (ii) the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased in proportion to such increase of outstanding shares of Common Stock.

(b) Adjustments for Combinations of Common Stock. If the number of shares of Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Common Stock, then concurrently with the effectiveness of such combination, (i) the Exercise Price then in effect shall be proportionately increased and (ii) the number of shares of Common Stock issuable upon exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(c) Notification. Upon any increase or decrease in the number of Shares purchasable upon the exercise of this Warrant or the Exercise Price, the Company shall, within a reasonable period thereafter, deliver written notice thereof to the Holder, which notice shall state the increased or decreased number of Shares purchasable upon the exercise of this Warrant and the adjusted Exercise Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.

3. Merger, Consolidation, or Liquidation. If, prior to the exercise in full or expiration of this Warrant, (A) a Change of Control occurs, and (B) in connection therewith, shares of stock, other securities, property, or cash (collectively, “Acquisition Consideration”) are issuable or deliverable in exchange for the Company’s capital stock, then (C) the Company shall give the Holder at least 10 days prior written notice of the consummation of such Change of Control and (D) the Holder shall thereafter, at its option, either (i) exercise the Warrant with respect to the Shares that are vested or (ii) acquire in lieu of the shares of Common Stock issuable upon exercise of this Warrant, upon the consummation of such Change of Control, the Acquisition Consideration which the Holder would have received had the Holder exercised this Warrant with respect to the Shares that are vested immediately prior to such Change of Control (for clarity, such Acquisition Consideration to be reduced by the aggregate Exercise Price for the then-unexercised portion of the Warrant). For purposes of this Section 3, “Change of Control” shall mean each of (1) the sale or other disposition of all or substantially all of the assets of the Company, (2) the sale or other disposition of all of the issued and outstanding stock of the Company, (3) the merger or consolidation of the Company with or into another entity in which all of the issued and outstanding stock of the Company is converted into or exchanged for cash, securities of another entity, or other property, or (4) other reorganization of the Company (or a subsidiary) in which beneficial ownership (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of a majority of the outstanding equity of the Company (or a subsidiary) is transferred to a third party; provided, in each case, that the stockholders of the Company immediately before such transaction do not, immediately thereafter, beneficially own (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) a majority of the outstanding equity of the entity that acquires the Company’s assets or stock or of the surviving or resulting entity in such a merger or consolidation; provided further that none of the following shall constitute a Change of Control for purposes of this Warrant: (x) a bona fide capital raise by the Company or (y) a reorganization, spin-out, merger, consolidation or recapitalization undertaken solely for tax planning purposes not involving a party that is not a stockholder of the Company prior to such corporate action.

4. Miscellaneous.

(a) No Rights of Stockholders. This Warrant does not entitle the Holder to any voting rights as a stockholder of the Company prior to the exercise of the Warrant.

(b) Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

(c) Expiration of Warrant. Notwithstanding any other provision of this Warrant, this Warrant shall expire and shall no longer be exercisable upon the sooner of (i) 12:00 a.m., New York time, on the Expiration Date or (ii) a Change of Control.

(d) Governing Law. This Warrant shall be governed by and construed in all respects in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws provisions thereof.

(e) Entire Agreement; Amendment. This Warrant constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Neither this Warrant nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

(f) Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns, heirs, executors, and administrators of the Company and the Holder.

(g) Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, by overnight courier, or otherwise delivered by hand or by messenger or sent by facsimile or e-mail and confirmed by mail, addressed (a) if to the Company, at its principal executive office, and (b) if to the Holder, at the address of the Holder set forth on the signature page of this Warrant. Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given when delivered if delivered personally, or, if sent by e-mail, facsimile, mail or by Federal Express or other reputable overnight carrier, upon receipt.

[The remainder of this page has been intentionally left blank.]

Issued this [    ] day of [            ], [            ]

TCR[2] THERAPEUTICS INC.

By:

Name:
Title:

Address:

WARRANT HOLDER:

[            ]

By:

Name:
Title:

Address:

[Signature Page to Common Stock Warrant]

EXHIBIT A

NOTICE OF EXERCISE

TO:	TCR[2] THERAPEUTICS INC.

Attention:

The undersigned hereby elects to purchase             shares of Common Stock of TCR2 Therapeutics Inc. pursuant to the terms of this Warrant, and tenders herewith payment of the purchase price of such shares in full as follows:

[    ] check in the amount of $             payable to order of the Company enclosed herewith

[    ] Wire transfer of immediately available funds to the Company’s account

[    ] Other [Describe]                                                                               .

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.

(Signature)
Title:

(Date)

EXHIBIT B

RESTRICTED STOCK AGREEMENT

For the avoidance of doubt, the Shares (as defined below) are not issued under TCR2 Therapeutics Inc.’s (the “Company”) 2015 Stock Option and Grant Plan, as amended (the “Plan”); however, for the purposes of interpreting the applicable provisions of this Restricted Stock Agreement (the “RSA”), the terms and conditions of the Plan (other than those applicable to the share reserve) shall govern and apply to this RSA as if the Shares had been issued under the Plan. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant or the Plan.

1. Purchase and Sale of Shares; Vesting.

(a) Purchase and Sale. The Company hereby sells to the Holder, and the Holder hereby purchases from the Company, on                     , 20    ,the number of Shares set forth in the Notice of Exercise (             Shares) dated                 , pursuant to the Warrant, for the aggregate Exercise Price for the Shares so purchased.

(b) Vesting. The risk of forfeiture shall lapse with respect to the Shares, and such Shares shall become vested, on the respective dates indicated on the vesting schedule set forth in the Warrant.

2. Repurchase Right. Upon a Termination Event, the Company shall have the right to repurchase Shares of Restricted Stock that are unvested as of the date of such Termination Event as set forth in Section 9(c) of the Plan.

3. Restrictions on Transfer of Shares. The Shares (whether or not vested) shall be subject to certain transfer restrictions and other limitations including, without limitation, the provisions contained in Section 9 of the Plan and the Warrant.

4. Miscellaneous Provisions.

(a) Record Owner; Dividends. The Holder and any Permitted Transferees, during the duration of this RSA, shall be considered the record owners of and shall be entitled to vote the Shares if and to the extent the Shares are entitled to voting rights. The Holder and any Permitted Transferees shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

(b) Section 83(b) Election. The Holder shall consult with the Holder’s tax advisor to determine whether it would be appropriate for the Holder to make an election under Section 83(b) of the Code with respect to the Shares. Any such election must be filed with the Internal Revenue Service within 30 days of the date of exercise. If the Holder makes an election under Section 83(b) of the Code, the Holder shall give prompt notice to the Company (and provide a copy of such election to the Company).

(c) Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this RSA and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this RSA.

(d) Change and Modifications. This RSA may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This RSA may be changed, modified or terminated only by an agreement in writing signed by the Company and the Holder.

(e) Governing Law. This RSA shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to the conflicts of laws provisions thereof.

(f) Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this RSA and shall not be considered in the interpretation of this RSA.

(g) Saving Clause. If any provision(s) of this RSA shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(h) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the RSA shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(i) Benefit and Binding Effect. This RSA shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this RSA, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(j) Counterparts. For the convenience of the parties and to facilitate execution, this RSA may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

5. Dispute Resolution.

(a) Except as provided below, any dispute arising out of or relating to the Warrant or the Shares, this RSA, or the breach, termination or validity of the Shares, the Warrant or this RSA, shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the “J.A.M.S. Rules”). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1—16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Boston, Massachusetts.

(b) The arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party to the arbitration shall provide to the other, no later than seven business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages, and each party hereby irrevocably waives any claim to such damages.

(c) The Company, the Holder, each party to the RSA and any other holder of Shares issued pursuant to this RSA (each, a “Party”) covenants and agrees that such party will participate in the arbitration in good faith. This Section 5 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

(d) Each Party (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this RSA or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each Party hereby consents to service of process by registered mail at the address to which notices are to be given. Each Party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other Party. Final judgment against any Party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

6. Waiver of Statutory Information Rights. The Holder understands and agrees that, but for the waiver made herein, the Holder would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the General Corporation Law of Delaware (any and all such rights, and any and all such other rights of the Holder as may be provided for in Section 220, the “Inspection Rights”). In light of the foregoing, until the first sale of Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, the Holder hereby unconditionally and irrevocably waives the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver shall not affect any rights of a director, in his or her capacity as such, under Section 220. The foregoing waiver shall not apply to any contractual inspection rights of the Holder under any other written agreement between the Holder and the Company.

[SIGNATURE PAGE FOLLOWS]

The foregoing Restricted Stock Agreement is hereby accepted and the terms and conditions thereof are hereby agreed to by the undersigned as of the date written in Section 1(a) above.

TCR[2] THERAPEUTICS INC.

By:
Name:
Title:

Address:

The undersigned hereby acknowledges and understands that the Shares purchased hereby are subject to the terms of the Warrant and this RSA. This RSA is hereby accepted, and the terms and conditions of the Warrant and the RSA, SPECIFICALLY INCLUDING THE ARBITRATION PROVISIONS SET FORTH IN SECTION 5 AND THE WAIVER OF STATUTORY INFORMATION RIGHTS SET FORTH IN SECTION 6 OF THIS RSA, are hereby agreed to, by the undersigned as of the date first above written.

HOLDER:

[ ]

By:

Name:
Title:

Address: